SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                January 24, 2007
                Date of Report (Date of earliest event reported)


                           HIRSCH INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)


      Delaware                       0-23434                    11-2230715
(State or other jurisdiction   (Commission File Number)      (IRS Employer
 of incorporation)                                       Identification Number)



                                50 Engineers Road
                            Hauppauge, New York 11788


                                 (631) 436-7100
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8  OTHER EVENTS
Item 8.01. OTHER EVENTS

     On January 24, 2007, Hirsch International Corp. entered into a ten-year exclusive distribution agreement with SEIT Electronica SRL, an Italy-based manufacturer of textile laser application equipment pursuant to which Hirsch will provide distribution and support services for SEIT Electronica's textile laser systems throughout the United States. A copy of the press release announcing this relationship is furnished with this report following the signature page and is incorporated in this Item 8.01 by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

           (c) EXHIBITS
               99.1     Press Release dated January 25, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HIRSCH INTERNATIONAL CORP.


                               By: /s/  Beverly Eichel
                                   ------------------------------------------
                                   Beverly Eichel
                                   Executive Vice President - Finance,
                                   Chief Financial Officer and Secretary

Dated:  January 26, 2007

Exhibit 99.1

            Hirsch International Corp. Signs Exclusive Distribution Agreement with Advanced Laser Equipment Manufacturer SEIT Electronica SRL

              Agreement Expands Product Line, Strengthens Hirsch's
 Position as Leading Distributor of Equipment to the Decorated Apparel Industry

Hauppauge, NY - January 25, 2007 - Hirsch International Corp. (NASDAQ: HRSH), a leading provider of advanced embroidery and screen-printing equipment and related support services has entered into a ten-year exclusive distribution agreement with SEIT Electronica SRL, an Italy-based manufacturer of textile laser application equipment.

Under the terms of the agreement, Hirsch will provide distribution and support services for SEIT Electronica's textile laser systems throughout the United States. Hirsch currently operates two synergistic equipment distribution businesses marketed under the names "Tajima USA Sales and Support" by Hirsch and "MHM North America" by Hirsch.

Commenting on the addition of the SEIT Electronica line of laser application equipment, President and CEO Paul Gallagher said, "We have built a proven business model through which we provide superior distribution and support services for high-quality equipment in the decorated apparel space. Our legacy "Tajima USA Sales and Support" by Hirsch distribution business and our "MHM North America" by Hirsch distribution business launched in August are re-enforcing our model and allowing for strong financial performance. With more than twenty-five sales offices and showrooms across the country, a highly experienced nationwide sales force, and a strong corporate structure we are able to provide an unparalleled level of support to our customers."

Mr. Gallagher concluded, "The SEIT advanced laser line is a perfect compliment to our existing product mix that will allow increased productivity and flexibility for our high volume decorated apparel customers; provide additional growth opportunity for Hirsch by expanding its product offerings to its existing markets; and add to our efforts to drive shareholder value."

About SEIT Electronica SRL
SEIT Electronica SRL, based in Valdabbiadene, Italy, is a leader in the manufacture of advanced laser systems for a variety of industries including eyewear, jewelry, and other industrial applications in addition to its textile products.

About Hirsch International Corp.
Hirsch is the leading provider of advanced embroidery equipment and related support services in the United States. The Company is the leading single source provider of Tajima embroidery systems, marketing under the name "Tajima USA
Sales  &  Support"  by  Hirsch.  Through  its  exclusive  distribution  business division, the Company offers single and multi-head embroidery machines; proprietary application software; embroidery parts, supplies and accessories; and technical service and support. Hirsch's customers include contract embroiderers, manufacturers of apparel and fashion accessories, retail stores, and embroidery entrepreneurs.

Additionally, on August 2, 2006 Hirsch announced that it has entered into an exclusive ten-year distribution agreement with MHM Siebdruckmaschinen GmbH for the distribution and support of MHM screen printing equipment in North America. Hirsch markets this distribution business division under the name "MHM North America" by Hirsch.

The Company is lead by a strong and experienced management team focused on continuing to grow its core business through sound acquisitions of products and processes, as well as through related business ventures in which the Company can build and maximize stockholder value. The Company was founded in 1970 and is headquartered in Hauppauge, NY.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The Company noted that forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed under the caption "Risk Factors" in the Company's Form 10-K for fiscal 2006, which is discussion is incorporated herein by reference.

Contacts:

Kevin Murphy
The Investor Relations Group
212-825-3210
kmurphy@investorrelationsgroup.com

Paul Gallagher
President and Chief Executive Officer
Hirsch International Corp.
631.701.2211
pgallagher@hirschintl.com

Beverly Eichel
Chief Financial Officer
Hirsch International Corp.
631.701.2169
beichel@hirschintl.com